Exhibit 99.1
Air Lease Corporation Announces First Quarter 2023 Results
Los Angeles, California, May 1, 2023 — Air Lease Corporation (ALC) (NYSE: AL) announces financial results for the three months ended March 31, 2023.
“We’re pleased to report strong first quarter 2023 results, which benefitted from robust fleet growth. Global air travel demand continues to expand meaningfully with healthy airline yields, while aircraft capacity remains constrained. The need for new fuel-efficient commercial aircraft continues to rise, bolstering the value of our orderbook positions and existing fleet. While our deliveries exceeded expectations this quarter, we do foresee OEM delivery delays persisting for several years ahead,” said John L. Plueger, Chief Executive Officer and President, and Steven F. Udvar-Házy, Executive Chairman of the Board.

First Quarter 2023 Results
The following table summarizes our operating results for the three months ended March 31, 2023 and 2022 (in millions, except per share amounts and percentages):

Operating Results

	Three Months Ended March 31,
	2023	2022	$ change	% change
Revenues	$636.1	$596.7	$39.4	6.6%
Operating expenses	(477.9)	(396.0)	(81.9)	20.7%
Write-off of Russian fleet	—	(802.4)	802.4	—%
Income/(loss) before taxes	158.3	(601.7)	760.0	—%
Net income/(loss) attributable to common stockholders	$118.3	$(479.4)	$597.7	—%
Diluted earnings/(loss) per share	$1.06	$(4.21)	$5.27	—%
Adjusted net income before income taxes(1)	$166.8	$200.9	$(34.1)	(17.0)%
Adjusted diluted earnings per share before income taxes(1)	$1.50	$1.76	$(0.26)	(14.8)%

Key Financial Ratios

	Three Months Ended March 31,
	2023	2022
Pre-tax margin	24.9%	(100.8)%
Adjusted pre-tax margin(1)	26.2%	33.7%
Pre-tax return on common equity (trailing twelve months)	10.2%	(3.5)%
Adjusted pre-tax return on common equity (trailing twelve months)(1)	11.0%	11.8%

——————————————————————
(1) Adjusted net income before income taxes, adjusted diluted earnings per share before income taxes, adjusted pre-tax margin and adjusted pre-tax return on common equity have been adjusted to exclude the effects of certain non-cash items, one-time or non-recurring items, such as write-offs of our Russian fleet, that are not expected to continue in the future and certain other items. See note 1 under the Consolidated Statements of Operations included in this earnings release for a discussion of the non-GAAP measures and a reconciliation to their most comparable GAAP financial measures.

Highlights
•As of March 31, 2023, we had 437 aircraft in our owned fleet, with a net book value of $25.7 billion, a weighted average age of 4.5 years and a weighted average lease term remaining of 7.1 years. During the first quarter, we took delivery of 22 aircraft from our orderbook, representing approximately $1.4 billion in aircraft investments, ending the period with over $29 billion in total assets.
•Placed 93% of our contracted orderbook positions on long-term leases for aircraft delivering through the end of 2024 and have placed 57% of our entire orderbook.
•Ended the year with $30.5 billion in committed minimum future rental payments consisting of $16.3 billion in contracted minimum rental payments on the aircraft in our existing fleet and $14.2 billion in minimum future rental payments related to aircraft on order.
•In January 2023, we issued $700.0 million of 5.30% Medium-Term Notes due 2028 and in March 2023, we completed the successful inaugural $600.0 million issuance of 5.85% trust certificates due 2028 in a Sukuk financing. Our Sukuk issuance represents the first ever offering of its kind into the Middle East market from a North American corporate issuer and the largest Sukuk offering from a U.S.-based borrower in history.
•In April 2023, with the support of 49 financial institutions, we extended the final maturity of our $7.2 billion syndicated unsecured revolving credit facility by one year to May 5, 2027.
•On April 28, 2023, our board of directors declared a quarterly cash dividend of $0.20 per share on our outstanding common stock. The next quarterly dividend of $0.20 per share will be paid on July 7, 2023 to holders of record of our common stock as of June 6, 2023.

Financial Overview
Our total revenues for the three months ended March 31, 2023 increased by 6.6% to $636.1 million as compared to the three months ended March 31, 2022. The increase in total revenues was primarily driven by the continued growth in our fleet partially offset by a net decrease in end of lease revenue. During the first quarter of 2023, we recognized $34.7 million in end of lease revenue from lease terminations as compared to approximately $59.6 million in end of lease revenue from the termination of our leasing activities in Russia in the prior year period.

Our net income attributable to common stockholders for the three months ended March 31, 2023 was $118.3 million, or $1.06 per diluted share compared to net loss of $479.4 million, or net loss of $4.21 per diluted share, for the three months ended March 31, 2022. The increase was due to the growth of our fleet and the effect of the write-off of our Russian fleet in the first quarter of 2022. The increase was partially offset by an increase in interest expense due to the increases in our composite cost of funds, aircraft transition costs and insurance expense in the current year period.

Our adjusted net income before income taxes during the three months ended March 31, 2023 was $166.8 million or $1.50 per adjusted diluted share as compared to $200.9 million or $1.76 per adjusted diluted share for the three months ended March 31, 2022. Despite the continued growth of our fleet, the decrease in our adjusted net income before income taxes for the three months ended March 31, 2023 as compared to 2022 was mainly driven by lower end of lease revenue recognized as discussed above and an increase in interest expense, aircraft transition costs and insurance expense.

Flight Equipment Portfolio
As of March 31, 2023 the net book value of our fleet increased to $25.7 billion, compared to $24.5 billion as of December 31, 2022. As of March 31, 2023, we owned 437 aircraft in our aircraft portfolio, comprised of 323 narrowbody aircraft and 114 widebody aircraft, and we managed 86 aircraft. The weighted average fleet age and weighted average remaining lease term of our fleet as of March 31, 2023 was 4.5 years and 7.1 years, respectively. We have a globally diversified customer base of 118 airlines in 63 countries as of March 31, 2023.

The following table summarizes the key portfolio metrics of our fleet as of March 31, 2023 and December 31, 2022:

	March 31, 2023		December 31, 2022
Net book value of flight equipment subject to operating lease	$25.7	billion	$24.5	billion
Weighted-average fleet age(1)	4.5 years		4.5 years
Weighted-average remaining lease term(1)	7.1 years		7.1 years

Owned fleet	437		417
Managed fleet	86		85
Aircraft on order	376		398
Total	899		900

Current fleet contracted rentals	$16.3	billion	$15.6	billion
Committed fleet rentals	$14.2	billion	$15.8	billion
Total committed rentals	$30.5	billion	$31.4	billion

(1) Weighted-average fleet age and remaining lease term calculated based on net book value of our flight equipment subject to operating lease.

The following table details the regional concentration of our flight equipment subject to operating leases:

	March 31, 2023	December 31, 2022
Region	% of Net Book Value	% of Net Book Value
Europe	33.0%	32.5%
Asia (excluding China)	29.4%	29.1%
China	10.8%	11.4%
The Middle East and Africa	8.6%	9.3%
Central America, South America, and Mexico	8.3%	7.8%
U.S. and Canada	6.5%	6.3%
Pacific, Australia, and New Zealand	3.4%	3.6%
Total	100.0%	100.0%

The following table details the composition of our flight equipment subject to operating leases by aircraft type:

	March 31, 2023		December 31, 2022
Aircraft type	Number of Aircraft	% of Total	Number of Aircraft	% of Total
Airbus A220-300	4	0.9%	4	1.0%
Airbus A319-100	1	0.2%	1	0.2%
Airbus A320-200	28	6.4%	28	6.7%
Airbus A320-200neo	23	5.3%	23	5.5%
Airbus A321-200	23	5.3%	23	5.5%
Airbus A321-200neo	84	19.2%	78	18.7%
Airbus A330-200	13	3.0%	13	3.1%
Airbus A330-300	5	1.1%	5	1.2%
Airbus A330-900neo	18	4.1%	16	3.8%
Airbus A350-900	14	3.2%	13	3.1%
Airbus A350-1000	6	1.4%	6	1.4%
Boeing 737-700	3	0.7%	4	1.0%
Boeing 737-800	81	18.5%	82	19.7%
Boeing 737-8 MAX	52	11.9%	47	11.3%
Boeing 737-9 MAX	23	5.3%	15	3.7%
Boeing 777-200ER	1	0.2%	1	0.2%
Boeing 777-300ER	24	5.5%	24	5.8%
Boeing 787-9	27	6.2%	27	6.5%
Boeing 787-10	6	1.4%	6	1.4%
Embraer E190	1	0.2%	1	0.2%
Total (1)	437	100.0%	417	100.0%

(1) As of March 31, 2023 and December 31, 2022, we had six and four aircraft, respectively, classified as flight equipment held for sale.

Debt Financing Activities
We ended the first quarter of 2023 with total debt financing, net of discounts and issuance costs, of $19.4 billion. As of March 31, 2023, 88.0% of our total debt financing was at a fixed rate and 99.4% was unsecured. As of March 31, 2023, our composite cost of funds was 3.42%. We ended the first quarter with total liquidity of $6.5 billion.

As of the end of the periods presented, our debt portfolio was comprised of the following components (dollars in millions):

	March 31, 2023	December 31, 2022
Unsecured
Senior unsecured securities	$17,196	$17,095
Revolving credit facilities	1,673	1,020
Term financings	653	583
Total unsecured debt financing	19,522	18,698
Secured
Term financings	111	114
Export credit financing	10	11
Total secured debt financing	121	125

Total debt financing	19,643	18,823
Less: Debt discounts and issuance costs	(195)	(182)
Debt financing, net of discounts and issuance costs	$19,448	$18,641
Selected interest rates and ratios:
Composite interest rate(1)	3.42%	3.07%
Composite interest rate on fixed-rate debt(1)	3.20%	2.98%
Percentage of total debt at a fixed-rate	88.0%	91.3%

(1) This rate does not include the effect of upfront fees, facility fees, undrawn fees or amortization of debt discounts and issuance costs.

Conference Call
In connection with this earnings release, Air Lease Corporation will host a conference call on May 1, 2023 at 4:30 PM Eastern Time to discuss the Company's financial results for the first quarter of 2023.
Investors can participate in the conference call by dialing 1 (888) 660-6652 domestic or 1 (646) 960-0554 international. The passcode for the call is 5952437.
The conference call will also be broadcast live through a link on the Investors page of the Air Lease Corporation website at www.airleasecorp.com. Please visit the website at least 15 minutes prior to the call to register, download and install any necessary audio software. A replay of the broadcast will be available on the Investors page of the Air Lease Corporation website.
For your convenience, the conference call can be replayed in its entirety beginning on May 1, 2023 until 11:59 PM ET on May 8, 2023. If you wish to listen to the replay of this conference call, please dial 1 (800) 770-2030 domestic or 1 (647) 362-9199 international and enter passcode 5952437.
About Air Lease Corporation (NYSE: AL)
Air Lease Corporation is a leading global aircraft leasing company based in Los Angeles, California that has airline customers throughout the world. Air Lease Corporation and its team of dedicated and experienced professionals are principally engaged in purchasing new commercial aircraft and leasing them to its airline customers worldwide through customized aircraft leasing and financing solutions. Air Lease Corporation routinely posts information that may be important to investors in the “Investors” section of its website at www.airleasecorp.com. Investors and potential investors are encouraged to consult Air Lease Corporation’s website regularly for important information. The information contained on, or that may be accessed through, Air Lease Corporation's website is not incorporated by reference into, and is not a part of, this press release.

Contact

Investors:
Jason Arnold Vice President, Investor Relations Email: investors@airleasecorp.com

Media:
Laura Woeste Senior Manager, Media and Investor Relations Email: press@airleasecorp.com

Ashley Arnold Senior Manager, Media and Investor Relations Email: press@airleasecorp.com

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this press release and include statements regarding, among other matters, the state of the airline industry, our access to the capital markets, the impact of Russia’s invasion of Ukraine and the impact of sanctions imposed on Russia, the impact of lease deferrals and other accommodations, aircraft delivery delays, the impact of inflation, rising interest rates and other macroeconomic conditions and other factors affecting our financial condition or results of operations. Words such as “can,” “could,” “may,” “predicts,” “potential,” “will,” “projects,” “continuing,” “ongoing,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and “should,” and variations of these words and similar expressions, are used in many cases to identify these forward-looking statements. Any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and other factors that may cause our actual results, performance or achievements, or industry results to vary materially from our future results, performance or achievements, or those of our industry, expressed or implied in such forward-looking statements. Such factors include, among others:

•our inability to obtain additional capital on favorable terms, or at all, to acquire aircraft, service our debt obligations and refinance maturing debt obligations;
•increases in our cost of borrowing or changes in interest rates;
•our inability to generate sufficient returns on our aircraft investments through strategic acquisition and profitable leasing;
•the failure of an aircraft or engine manufacturer to meet its delivery obligations to us, including or as a result of technical or other difficulties with aircraft before or after delivery;
•our ability to pursue insurance claims to recover losses related to aircraft detained in Russia;
•obsolescence of, or changes in overall demand for, our aircraft;
•changes in the value of, and lease rates for, our aircraft, including as a result of aircraft oversupply, manufacturer production levels, our lessees’ failure to maintain our aircraft, rising inflation, appreciation of the U.S. Dollar, and other factors outside of our control;
•impaired financial condition and liquidity of our lessees, including due to lessee defaults and reorganizations, bankruptcies or similar proceedings;
•increased competition from other aircraft lessors;
•the failure by our lessees to adequately insure our aircraft or fulfill their contractual indemnity obligations to us;
•increased tariffs and other restrictions on trade;
•changes in the regulatory environment, including changes in tax laws and environmental regulations;
•other events affecting our business or the business of our lessees and aircraft manufacturers or their suppliers that are beyond our or their control, such as the threat or realization of epidemic diseases, natural disasters, terrorist attacks, war or armed hostilities between countries or non-state actors; and
•any additional factors discussed under “Part I — Item 1A. Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2022 and other SEC filings, including future SEC filings.

All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations. You are therefore cautioned not to place undue reliance on such statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend and undertake no obligation to update any forward-looking information to reflect actual results or events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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Air Lease Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and par value amounts)

	March 31, 2023	December 31, 2022
Assets
Cash and cash equivalents	$690,408	$766,418
Restricted cash	11,129	13,599
Flight equipment subject to operating leases	30,924,948	29,466,888
Less accumulated depreciation	(5,175,430)	(4,928,503)
	25,749,518	24,538,385
Deposits on flight equipment purchases	1,220,332	1,344,973
Other assets	1,691,754	1,733,330
Total assets	$29,363,141	$28,396,705
Liabilities and Shareholders’ Equity
Accrued interest and other payables	$681,096	$696,899
Debt financing, net of discounts and issuance costs	19,447,601	18,641,063
Security deposits and maintenance reserves on flight equipment leases	1,336,891	1,293,929
Rentals received in advance	153,588	147,654
Deferred tax liability	999,379	970,797
Total liabilities	$22,618,555	$21,750,342
Shareholders’ Equity
Preferred Stock, $0.01 par value; 50,000,000 shares authorized; 10,600,000 (aggregate liquidation preference of $850,000) shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	$106	$106
Class A common stock, $0.01 par value; 500,000,000 shares authorized; 111,015,418 and 110,892,097 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	1,110	1,109
Class B Non-Voting common stock, $0.01 par value; authorized 10,000,000 shares; no shares issued or outstanding	—	—
Paid-in capital	3,258,639	3,255,973
Retained earnings	3,482,912	3,386,820
Accumulated other comprehensive income	1,819	2,355
Total shareholders’ equity	$6,744,586	$6,646,363
Total liabilities and shareholders’ equity	$29,363,141	$28,396,705

Air Lease Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share, per share amounts and percentages)

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Revenues
Rental of flight equipment	$617,773	$566,554
Aircraft sales, trading and other	18,369	30,107
Total revenues	636,142	596,661

Expenses
Interest	151,613	117,277
Amortization of debt discounts and issuance costs	13,073	13,198
Interest expense	164,686	130,475

Depreciation of flight equipment	259,680	235,308
Write-off of Russian fleet	—	802,352
Selling, general and administrative	47,614	32,762
Stock-based compensation expense	5,896	(2,523)
Total expenses	477,876	1,198,374
Income/(loss) before taxes	158,266	(601,713)
Income tax (expense)/benefit	(29,546)	132,720
Net income/(loss)	$128,720	$(468,993)
Preferred stock dividends	(10,425)	(10,425)
Net income/(loss) attributable to common stockholders	$118,295	$(479,418)

Earnings/(Loss) per share of common stock:
Basic	$1.07	$(4.21)
Diluted	$1.06	$(4.21)
Weighted-average shares of common stock outstanding
Basic	110,943,552	113,894,867
Diluted	111,199,996	113,894,867

Other financial data
Pre-tax margin	24.9%	(100.8)%
Pre-tax return on common equity (trailing twelve months)	10.2%	(3.5)%
Adjusted net income before income taxes(1)	$166,810	$200,889
Adjusted diluted earnings per share before income taxes(1)	$1.50	$1.76
Adjusted pre-tax margin(1)	26.2%	33.7%
Adjusted pre-tax return on common equity (trailing twelve months)(1)	11.0%	11.8%
(1)Adjusted net income before income taxes (defined as net income/(loss) attributable to common stockholders excluding the effects of certain non-cash items, one-time or non-recurring items, such as write-offs of our Russian fleet, that are not expected to continue in the future and certain other items), adjusted pre-tax margin (defined as adjusted net income before income taxes divided by total revenues), adjusted diluted earnings per share before income taxes (defined as adjusted net income before income taxes divided by the weighted average diluted common shares outstanding) and adjusted pre-tax return on common equity (defined as adjusted net income before income taxes divided by average common shareholders' equity) are measures of operating performance that are not defined by GAAP and should not be considered as an alternative to net income/(loss) attributable to common stockholders, pre-tax margin, earnings/(loss) per share, diluted earnings/(loss) per share and pre-tax return on common equity, or any other performance measures derived in accordance with GAAP. Adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on

Air Lease Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share, per share amounts and percentages)

common equity are presented as supplemental disclosure because management believes they provide useful information on our earnings from ongoing operations.

Management and our board of directors use adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity to assess our consolidated financial and operating performance. Management believes these measures are helpful in evaluating the operating performance of our ongoing operations and identifying trends in our performance, because they remove the effects of certain non-cash items, one-time or non-recurring items that are not expected to continue in the future and certain other items from our operating results. Adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity, however, should not be considered in isolation or as a substitute for analysis of our operating results or cash flows as reported under GAAP. Adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity do not reflect our cash expenditures or changes in our cash requirements for our working capital needs. In addition, our calculation of adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity may differ from the adjusted net income before income taxes, adjusted pre-tax margin, adjusted diluted earnings per share before income taxes and adjusted pre-tax return on common equity or analogous calculations of other companies in our industry, limiting their usefulness as a comparative measure.

The following table shows the reconciliation of the numerator for adjusted pre-tax margin (in thousands, except percentages):

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Reconciliation of the numerator for adjusted pre-tax margin (net income/(loss) attributable to common stockholders to adjusted net income before income taxes):
Net income/(loss) attributable to common stockholders	$118,295	$(479,418)
Amortization of debt discounts and issuance costs	13,073	13,198
Write-off of Russian fleet	—	802,352
Stock-based compensation expense	5,896	(2,523)
Income tax expense/(benefit)	29,546	(132,720)
Adjusted net income before income taxes	$166,810	$200,889

Denominator for adjusted pre-tax margin:
Total revenues	$636,142	$596,661
Adjusted pre-tax margin(a)	26.2%	33.7%

(a) Adjusted pre-tax margin is adjusted net income before income taxes divided by total revenues

Air Lease Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share, per share amounts and percentages)

The following table shows the reconciliation of the numerator for adjusted diluted earnings per share before income taxes (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2023	2022
	(unaudited)
Reconciliation of the numerator for adjusted diluted earnings per share (net income/(loss) attributable to common stockholders to adjusted net income before income taxes):
Net income/(loss) attributable to common stockholders	$118,295	$(479,418)
Amortization of debt discounts and issuance costs	13,073	13,198
Write-off of Russian fleet	—	802,352
Stock-based compensation expense	5,896	(2,523)
Income tax expense/(benefit)	29,546	(132,720)
Adjusted net income before income taxes	$166,810	$200,889

Denominator for adjusted diluted earnings per share:
Weighted-average diluted common shares outstanding	111,199,996	113,894,867
Potentially dilutive securities, whose effect would have been anti-dilutive	—	249,781
Adjusted weighted-average diluted common shares outstanding	111,199,996	114,144,648
Adjusted diluted earnings per share before income taxes(b)	$1.50	$1.76

(b) Adjusted diluted earnings per share before income taxes is adjusted net income before income taxes divided by adjusted weighted-average diluted common shares outstanding
The following table shows the reconciliation of pre-tax return on common equity to adjusted pre-tax return on common equity (in thousands, except percentages):

	Trailing Twelve Months Ended March 31,
	2023	2022
	(unaudited)
Reconciliation of the numerator for adjusted pre-tax return on common equity (net income/(loss) attributable to common stockholders to adjusted net income before income taxes):
Net income/(loss) attributable to common stockholders	$458,989	$(151,507)
Amortization of debt discounts and issuance costs	53,130	51,793
(Recovery)/write-off of Russian fleet	(30,877)	802,352
Stock-based compensation expense	24,022	18,585
Income tax expense/(benefit)	120,524	(47,773)
Adjusted net income before income taxes	$625,788	$673,450

Reconciliation of denominator for pre-tax return on common equity to adjusted pre-tax return on common equity:
Common shareholders' equity as of beginning of the period	$5,519,585	$5,878,212
Common shareholders' equity as of end of the period	$5,894,586	$5,519,585
Average common shareholders' equity	$5,707,086	$5,698,899

Adjusted pre-tax return on common equity(c)	11.0%	11.8%

(c) Adjusted pre-tax return on common equity is adjusted net income before income taxes divided by average common shareholders’ equity

Air Lease Corporation and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2023	2022
	(in thousands)
Operating Activities
Net income/(loss)	$128,720	$(468,993)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities:
Depreciation of flight equipment	259,680	235,308
Write-off of Russian fleet	—	802,352
Stock-based compensation expense	5,896	(2,523)
Deferred taxes	28,726	(133,360)
Amortization of prepaid lease costs	18,323	13,193
Amortization of discounts and debt issuance costs	13,073	13,198
Gain on aircraft sales, trading and other activity	(41,650)	(66,791)
Changes in operating assets and liabilities:
Other assets	(26,907)	(74,560)
Accrued interest and other payables	(45,493)	(64,068)
Rentals received in advance	8,122	938
Net cash provided by operating activities	348,490	254,694
Investing Activities
Acquisition of flight equipment under operating lease	(1,236,828)	(395,402)
Payments for deposits on flight equipment purchases	(4,000)	(172,943)
Proceeds from aircraft sales, trading and other activity	21,391	750
Acquisition of aircraft furnishings, equipment and other assets	(53,939)	(52,974)
Net cash used in investing activities	(1,273,376)	(620,569)
Financing Activities
Cash dividends paid on Class A common stock	(22,178)	(21,088)
Common shares repurchased	—	(97,644)
Cash dividends paid on preferred stock	(10,425)	(10,425)
Tax withholdings on stock-based compensation	(3,229)	(8,095)
Net change in unsecured revolving facilities	653,000	—
Proceeds from debt financings	1,352,766	1,497,615
Payments in reduction of debt financings	(1,209,971)	(708,847)
Debt issuance costs	(3,159)	(2,740)
Security deposits and maintenance reserve receipts	93,377	125,727
Security deposits and maintenance reserve disbursements	(3,775)	(4,864)
Net cash provided by financing activities	846,406	769,639
Net decrease in cash	(78,480)	403,764
Cash, cash equivalents and restricted cash at beginning of period	780,017	1,108,292
Cash, cash equivalents and restricted cash at end of period	$701,537	$1,512,056
Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest, including capitalized interest of $10,658 and $9,365 at March 31, 2023 and 2022, respectively	$197,935	$179,026
Cash paid for income taxes	$3,571	$3,446
Supplemental Disclosure of Noncash Activities
Buyer furnished equipment, capitalized interest and deposits on flight equipment purchases applied to acquisition of flight equipment	$227,738	$85,791
Cash dividends declared on common stock, not yet paid	$22,203	$21,136